EXHIBIT 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement is entered into as of October 29, 2004, by and between Digital Insight Corporation, a Delaware corporation (“Borrower”), and City National Bank, a national banking association (“CNB”).

RECITALS

A. Borrower and CNB are parties to that certain Credit Agreement, dated as of October 25, 2002, as amended by that certain First Amendment to Credit Agreement dated as of October 31, 2003, (the Credit Agreement, as herein amended, hereinafter the “Credit Agreement”).

B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.	Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.	Amendments. The Credit Agreement is amended as follows:

2.1	The definition of Covenant Compliance Certificate in the Credit Agreement is stricken and replaced with the following:

“Covenant Compliance Certificate” shall be in the form attached hereto as Exhibit A.

2.2	The definition of Current Assets in the Credit Agreement is stricken and replaced with the following:

““Current Assets” will be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with GAAP.”

2.3	The definition of Current Liabilities in the Credit Agreement is stricken and replaced with the following:

““Current Liabilities” will be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with GAAP.”

2.4	The definition of Tangible Net Worth in the Credit Agreement is stricken and replaced with the following:

““Tangible Net Worth” means the total of all assets appearing on a balance sheet prepared in accordance with GAAP for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, Affiliate receivables or advances, goodwill, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by GAAP to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries;”

2.5	The definition of Termination Date in the Credit Agreement is stricken and replaced with the following:

““Termination Date” shall be three hundred and sixty four (364) days after each condition set forth in Section 4 of this Amendment has been satisfied, but in no event later than October 31, 2005, unless the Revolving Credit Commitment is renewed for an additional term by CNB giving Borrower prior written notice of such renewal, in which event the Termination Date will mean the renewed maturity date of the Revolving Credit Commitment set forth in the notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3; the date of any such termination will become the Termination Date as that term is used in this Agreement.”

2.6	Section 5.9.1 is stricken and replaced with the following:

“5.9.1 Tangible Net Worth of not less than $80,000,000.00 at all times;”

2.7	Section 5.9.2 is stricken and replaced with the following:

“5.9.2 Quarterly Operating Income of not less than $3,000,000.00;”

2.8	Section 6.10 is stricken and the number reserved.

3.	Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4.	Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

4.1	CNB shall have received this Amendment duly executed by Borrower; and

4.2	CNB shall have received a renewal Fee for the period equal to $20,000.00.

5.	Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.	Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“Borrower”	Digital Insight Corporation,
a Delaware corporation

	By:	/s/ Elizabeth S.C.S. Murray
“CNB”		City National Bank,
a national banking association

	By:	/s/ Sajeda Simjee
Sajeda Simjee, Vice President

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